PARK STERLING

Investor Meetings

Third Quarter 2013

Forward Looking Statements and Non-GAAP Measures

PARKSTERLING

Forward Looking Statements

This presentation contains, and Park Sterling and its management may make, certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," "goal," "target" and similar expressions. Park Sterling cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: failure to realize synergies and other financial benefits from the Citizens South merger within the expected time frames; increases in expected costs or decreases in expected savings or difficulties related to integration of the merger; inability to identify and successfully negotiate and complete additional combinations with potential merger partners or to successfully integrate such businesses into Park Sterling, including the company's ability to adequately estimate or to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combination; the effects of negative or soft economic conditions or a "double dip" recession, including stress in the commercial real estate markets or delay or failure of recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying the establishment of allowances for loan losses; deterioration in the credit quality of the loan portfolio or in the value of the collateral securing those loans; deterioration in the value of securities held in the investment securities portfolio; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, the company's financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock, declaration of dividends or redemption of preferred stock; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling's financial statements; and management's ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

NON-GAAP FINANCIAL MEASURES

Certain financial measures contained herein represent non-GAAP financial measures. For more information about these non-GAAP financial measures and the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations, see the appendix in this presentation.

Introduction to Park Sterling

PARKSTERLING

Formed in October 2006	- Largest de novo raise in NC history ($45 million) - Experienced community and regional banking team - Deployed scalable Jack Henry SilverLake® platform
Pre-Initial Public Offering	- Grew to $488 million in total assets - Established locations in Charlotte and Wilmington, NC - Became FDIC bid-eligible institution
Initial Public Offering (August 2010)	- Raised gross proceeds of $150.2 million - Reconstituted management team and board of directors - Embarked on accelerated growth strategy
Subsequent Developments	- Fully integrated two strategic partnerships - Expanded presence and entered key growth markets - Enhanced credit and non-credit product capabilities - Strengthened talent across market, product and functional areas

Well positioned to drive long-term profitability through improvements in current business model, investments in organic growth and disciplined merger activity.

Park Sterling Today

- Premier community banking franchise in the Charlotte-Gastonia-Rock Hill MSA
  - Largest branch network and deposit base
  - Exceptional banking team
- Broad product capabilities
  - Wealth management, mortgage banking, treasury services, asset-based lending, builder finance
- Established origination capabilities in additional growth markets
  - Raleigh and Wilmington, NC
  - Charleston and Greenville, SC
- Logical branch footprint with strong core deposit franchise
  - Follows I-77/ I-85 corridors
  - Extends into North Georgia



Raleigh
Gastonia
Charlotte
Greenville
Hiawassee
Greenwood
Wilmington
Charleston

Focused Vision and Strategy

PARKSTERLING

Vision

- Capitalize on unique opportunity to create a highly respected regional community banking franchise
  - Return to soundness, profitability and growth
  - Diversified by geography and business mix
  - Noted for exceptional risk management, market management, relationship management and customer service
  - Financial institution of choice for prospects, customers, employees, shareholders and communities

Strategy

- To achieve our vision we will
  - Focus on markets well known to management
  - Employ the community banking model of market management by geography
  - Accelerate asset generation through *de novo* entry into identified high growth markets with the recruitment of experienced in-market talent
  - Utilize merger capabilities to acquire strong core deposit franchises and to expand product and line of business capabilities

Experienced Leadership

PARKSTERLING

Executive Officers

Name	Photo	Background
James C. Cherry *Chief Executive Officer*		32 years of banking experience including Chief Executive Officer of Mid-Atlantic Banking, President of Virginia Banking, Head of Trust and Investment Management for Wachovia Bank.
Bryan F. Kennedy, III *President*		30 years of banking experience including President North Carolina, Regions Bank and Executive Vice President, Park Meridian Bank. Helped organize Park Sterling in October 2006.
David L. Gaines *Chief Financial Officer*		24 years of banking experience including Chief Risk Officer for Corporate and Investment Banking, Senior VP and Comptroller, and Co-Manager of integration office for Wachovia Corporation.
Nancy J. Foster *Chief Risk Officer*		28 years of banking experience including Chief Risk Officer for CIT Group and Chief Credit Officer of Community Banking Group at LaSalle Bank.

Non-Management Directors

Name	Photo	Background
Leslie M. (Bud) Baker, Jr. *Chairman*		Retired Chairman of Wachovia Corporation. Also served Wachovia as Chairman, President, Chief Executive Officer, and Chief Credit Officer, as well as President of the North Carolina Bank.
Walter C. Ayers *Director*		Retired President and Chief Executive Officer of the Virginia Bankers Association. Served as member of ABA's Communication Counsel, Government Relations Counsel and others.
Larry W. Carroll *Director*		President and Chief Executive Officer of Carroll Financial Associates, Inc, a registered investment advisory firm. CPA background. Park Sterling organizer in October 2006.
Jean E. Davis *Director*		Retired Executive and Head of Operations, Information Technology and e-Commerce at Wachovia Corporation. Also formerly Head of Human Resources, Head of Retail Banking of Wachovia Corporation.
Patricia C. Hartung *Director*		Executive Director of Upper Savannah Council of Governments. Founding member and former Chair of Community Capital Corporation.
Thomas B. Henson *Director*		President of Henson-Tomlin Interest, LLC and Senior Managing Director of Southeastern Private Investment Fund. Helped organize Park Sterling in October 2006. M&A attorney by background.
Jeffrey S. Kane *Director*		Retired Senior Vice President in charge of Charlotte office of Federal Reserve Bank of Richmond. Also served as head of Banking Supervision and Regulation.
Kim S. Price *Vice Chairman*		Former President and Chief Executive Officer of Citizens South Banking Corporation and Citizens South Bank.
Ben R. Rudisill, II *Director*		President of Rudisill Enterprises, Inc. since 1976. Former Chairman of Citizens South Banking Corporation and Citizens South Bank.

Disciplined M&A

PARKSTERLING

	Total Assets			Deal Value		Valuation Premiums			
	Buyer $	Target $	Target/ Buyer	Total $	$/ Assets	Price/ Book	Price/ Tang Book	Premium/ Core Dep	1-Day Mkt Prem
U.S. Bank and Thrift Transactions[1]									
U.S. Average	$ 17,853,023	$ 915,027	5.1%	$ 130,798	11.2%	108.4%	112.4%	1.73%	38.62%
U.S. Median	$ 840,606	$ 137,421	16.3%	$ 18,500	10.7%	110.6%	112.5%	1.57%	37.65%
Park Sterling Transactions									
Citizens South[2]	**$ 1,130,751**	**$ 1,073,815**	**95.0%**	**$ 77,802**	**7.2%**	**112.0%**	**114.0%**	**-1.58%**	**35.23%**
Community Capital[3]	**$ 616,108**	**$ 655,934**	**106.5%**	**$ 32,316**	**4.9%**	**67.9%**	**69.7%**	**-3.17%**	**21.21%**

1 - Source: SNL (announcements from January 1, 2011 to March 31, 2013; 430 transactions).
2 - Citizens South Banking Corporation merger announced May 13, 2012; closed October 1, 2012
3 - Community Capital Coporation merger announced March 30, 2011; closed November 1, 2011

Efficient: doubled in size with each merger

Disciplined : attractive valuation levels

- Focused on long-term, value enhancing partnerships in the Carolinas and Virginia
  - Driving operating scale to improve profitability
  - Building core deposits and expanding product capabilities to enhance franchise value
  - Expanding customer base and geographic reach to diversify and grow revenue sources
- Dedicated to managing transaction risk
  - Focusing on markets and product capabilities well known to management
  - Leveraging experienced due diligence team to ensure sound valuations
  - Leveraging experienced management team to ensure effective integration (systems, processes, culture, cost savings)

($ in 000's) *Disclosure Policy: Management generally will not comment on specific M&A opportunities prior to execution of a definitive agreement.*

Attractive Growth Markets

PARKSTERLING

MSA	Number of Branches	Company Deposits in Market ($000)	Percent of National Franchise (%)	Total Population 2012 (Actual)	Population Change 2010-2012 (%)	Projected Population Change 2012-2017 (%)	Median HH Income 2012 ($)	Projected HH Income Change 2012-2017 (%)
Charlotte-Gastonia-Rock Hill, NC-SC	13	757,718	44.68	1,812,360	3.09	8.79	52,110	11.77
Greenwood, SC	3	123,078	7.26	70,125	0.67	1.86	38,859	9.93
Salisbury, NC	2	118,543	6.99	139,709	0.93	1.51	41,508	16.84
Anderson, SC	4	86,984	5.13	189,685	1.37	4.16	40,703	18.40
Greenville-Mauldin-Easley, SC	5	77,276	4.56	651,393	2.26	6.46	42,147	19.17
Statesville-Mooresville, NC	2	76,915	4.54	163,057	2.27	6.28	48,016	11.76
Newberry, SC	2	45,952	2.71	38,002	1.32	2.72	40,566	10.24
Columbia, SC	1	35,186	2.07	788,418	2.71	6.94	46,346	13.91
Wilmington, NC	1	31,463	1.86	373,464	3.08	8.58	43,449	18.15
Spartanburg, SC	1	10,531	0.62	288,046	1.32	4.47	41,062	20.19
Raleigh-Cary, NC	1	6,784	0.40	1,177,361	4.15	12.93	56,678	12.54
Charleston-N.Charleston-Summerville, SC	1	1,985	0.12	688,628	3.61	9.49	40,294	11.85
MSA Totals/ Weighted Average	**36**	**1,372,415**	**80.93**	**6,380,248**	**2.41**	**6.71**	**47,692**	**13.10**
Aggregate: National					**1.42**	**3.47**	**50,157**	**13.43**

Largest concentration of deposits located in attractive Charlotte-Gastonia-Rock Hill MSA (#7 market share)

Weighted average projected population growth almost 2x national average

- Concentrated branch presence in attractive Charlotte-Gastonia-Rock Hill MSA
  - Approximately 45% of total deposits
  - Projected five-year population change of 8.79%, or 2.5x national average
- Established business origination presence in Carolinas' growth markets
  - Wilmington, NC and Greenville, SC (full service retail, commercial, wealth and mortgage banking)
  - Raleigh, NC and Charleston, SC (full service commercial banking)

Source: SNL

Record Operating Results

PARKSTERLING

*Adjusted Net Income**

	2012Q3	2012Q4	2013Q1	2013Q2
Reported pretax income	$ 1,079	$ 2,093	$ 4,964	$ 5,780
Plus: merger-related expenses	1,364	3,167	836	822
Less: gain on sale of securities	(989)	-	-	(104)
Adjusted pretax income	1,454	5,260	5,800	6,498
Tax expense	467	1,691	1,995	2,235
Adjusted net income	$ 987	$ 3,569	$ 3,805	$ 4,263
Preferred dividends	-	51	51	302
Adjusted net income available to common	$ 987	$ 3,518	$ 3,754	$ 3,961
Adjusted net income available to common per share	$ 0.03	$ 0.08	$ 0.09	$ 0.09

Adjusted Return on Average Assets (%) (annualized)*



1.20
1.00
0.80
0.60
0.40
0.20
0.81 0.40 0.31
0.98 0.60 0.21
1.01 0.67 0.31
1.00 0.72 0.52
0.21
0.24
0.35
0.22
0.69
0.25
0.77
0.65
0.81
0.72
2012Q2
2012Q3
2012Q4
2013Q1
2013Q2
75th %
50th %
25th %
PSTB (adj)*
PSTB

- Three consecutive quarters of record operating results, as measured by adjusted net income available to common shareholders*
  - $207,000 (6%) increase to $4.0 million, or $0.09 per share, in 2013Q2
- Top quartile adjusted return on average assets* compared to Carolinas and Virginia peer group
  - 0.81% in 2013Q2
- Driven by continued improvements in core operations in 2013Q2
  - $935,000 (5%) increase in net interest income
  - $434,000 (12%) increase in adjusted non-interest income* (excludes securities gains)
  - $234,000 (76%) decrease in provision expense
- Achieved in highly competitive environment
  - ... without stretching for yield through extended duration loans or investments
  - ... while continuing to invest in markets and business lines to enhance future growth

Source: SNL and company data
** Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented above and in the Appendix).*

Peer group percentiles include publicly-held depository institutions identified in Appendix.

Strong Asset Quality

PARKSTERLING

NPAs to Total Assets (%)


7.00
6.00
5.00
4.00
3.00
2.00
1.00
-
3.13
2.74
2.11
1.93
1.58
6.35
3.56
2.81
5.71
3.02
2.66
5.01
2.63
2.45
4.84
2.73
2.24
2012Q2
2012Q3
2012Q4
2013Q1
2013Q2
75th %
50th %
25th %
PSTB

Annualized NCOs to Average Loans (%)


0.56
0.13
0.05
0.08
1.75
0.98
0.48
0.59
1.59
0.37
0.76
PSTB

- Credit profile continued to improve in 2013Q2, strengthening our already top quartile profile
  - Pass Grade loans increased from 97.1% to 97.6% of total loans during quarter
  - Nonperforming loans decreased $2.3 million (14%) to 1.13% of total loans
  - Nonperforming assets decreased $7.3 million (19%) to 1.58% of total assets
  - OREO decreased $5.0 million (23%) to $16.3 million; includes $6.5 million of covered OREO (40% of total)
  - Net charge-offs totaled $274,000, or 0.08% of total loans (annualized)
- Approximately 53% of total loans carry acquisition accounting fair market value adjustments
  - Represents 4.22% of total loans when combined with allowance for loan losses*

Source: SNL and company data

** Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in the Appendix)*

Peer group percentiles include publicly-held depository institutions identified in Appendix.

Strong Balance Sheet

PARKSTERLING

Tier 1 Leverage Ratio (%)



18.00
16.00
14.00
12.00
10.00
8.00
6.00
4.00
2.00
-
14.92
15.39
11.25
11.72
11.91
10.85 10.31 9.22
11.08 9.91 9.25
10.69 10.12 9.65
11.14 10.59 9.69
2012Q2
2012Q3
2012Q4
2013Q1
2013Q2
75th %
50th %
25th %
PSTB

Reliance on Wholesale Funding (%)



25.00
20.00
15.00
10.00
5.00
-
23.02
22.25
12.27
11.35
10.61
15.27 12.72 7.55
15.82 11.00 7.43
15.15 9.96 6.48
13.70 10.18 6.29
2012Q2
2012Q3
2012Q4
2013Q1
2013Q2
75th %
50th %
25th %
PSTB

- Capital levels and liquidity remain well positioned to support growth initiatives at 2013Q2
  - Tangible common equity to tangible assets* of 11.48%
  - Tier 1 leverage ratio of 11.91%
  - Cash and investments represent 23% of total assets
  - Reliance on wholesale funding a manageable 10.61%
- Strong financial profile allows for thoughtful capital management initiatives
  - 2.2 million share authorization instituted in November 2012
  - $0.02 quarterly cash dividend on common shares initiated in July 2013[1]
  - $20.5 million in Series C Preferred Stock assumed in merger with Citizens South under evaluation for possible redemption[2]

*Source: SNL and company data * Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in the Appendix)*
[1]Future dividend payments subject to Board of Directors approval. [2] Redemption subject to regulatory approval.

Peer group percentiles include publicly-held depository institutions identified in Appendix.

Closing Comments

PARKSTERLING

Strong Financial Performance

- Third consecutive quarter of record operating earnings in 2013Q2
  - Balanced revenue growth across net interest income and noninterest income
  - Growing bottom-line without reaching for yield through extended duration assets
  - Improved already top quartile adjusted ROAA
- Strong asset quality and capitalization
  - Attractive risk profile maximizes strategic flexibility
  - Excess capital available to support growth initiatives
  - Engaged in strategic capital initiatives to enhance shareholder value

Well Positioned for Future Growth

- Strong organic growth opportunities
  - Investing excess merger-related cost savings in retail and business banking
  - Adding bankers, product specialists and support personnel
  - Leveraging presence in attractive metropolitan markets
- Strong strategic growth opportunities
  - M&A discussions accelerating in our markets
  - Well positioned competitively – solid earnings, strong balance sheet, experienced leadership, attractive currency/ownership, proven success in partnerships

PARKSTERLING

Appendix:

Reconciliation of Non-GAAP Measures

PARKSTERLING

PARK STERLING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands, except per share amounts)
(three month and period end results unless otherwise stated)

	June 30, 2013 (Unaudited)	March 31, 2013 (Unaudited)	December 31, 2012 (Unaudited)	September 30, 2012 (Unaudited)	June 30, 2012 (Unaudited)
Adjusted net income					
Pretax income (as reported)	$ 5,780	$ 4,964	$ 2,093	$ 1,079	$ 929
Plus: merger-related expenses	822	836	3,167	1,364	434
Less: gain on sale of securities	(104)	-	-	(989)	(489)
Adjusted pretax income	6,498	5,800	5,260	1,454	874
Tax expense	2,235	1,995	1,691	467	281
Adjusted net income	$ 4,263	$ 3,805	$ 3,569	$ 987	$ 593
Preferred dividends	302	51	51	-	-
Adjusted net income available to common shareholders	$ 3,961	$ 3,754	$ 3,518	$ 987	$ 593
Divided by weighted average diluted shares	44,204,581	44,069,053	45,002,747	32,138,554	32,120,402
Adjusted net income available to common shareholders per share	$ 0.09	$ 0.09	$ 0.08	$ 0.03	$ 0.02
Estimated tax rate	*34.40%*	*34.40%*	*32.15%*	*32.15%*	*32.15%*
Adjusted net interest margin					
Net interest income (as reported)	$ 18,671	$ 17,736	$ 19,532	$ 9,971	$ 10,100
Less: accelerated mark accretion	(560)	-	(921)	17	(277)
Less: other accelerated accretion	-	-	(121)	-	-
Adjusted net interest income	18,111	17,736	18,490	9,988	9,823
Divided by average earning assets	1,742,312	1,732,366	1,782,922	998,669	1,012,570
Multiplied by annualization factor	4.01	4.06	3.98	3.98	4.02
Adjusted net interest margin	4.17%	4.15%	4.13%	3.98%	3.90%
Net interest margin	4.30%	4.15%	4.36%	3.97%	4.01%
Adjusted noninterest income					
Noninterest income (as reported)	$ 4,106	$ 3,568	$ 3,808	$ 3,318	$ 2,563
Less: gain on sale of securities	(104)	-	-	(989)	(489)
Adjusted noninterest income	$ 4,002	$ 3,568	$ 3,808	$ 2,329	$ 2,074
Adjusted noninterest expense					
Noninterest expense (as reported)	$ 16,922	$ 16,031	$ 20,253	$ 12,203	$ 10,835
Less: merger-related expenses	(822)	(836)	(3,167)	(1,364)	(434)
Adjusted noninterest expense	$ 16,100	$ 15,195	$ 17,086	$ 10,839	$ 10,401
Adjusted total revenues					
Net interest income (as reported)	$ 18,671	$ 17,736	$ 19,532	$ 9,971	$ 10,100
Adjusted noninterest income	4,002	3,568	3,808	2,329	2,074
Adjusted total revenues	$ 22,673	$ 21,304	$ 23,340	$ 12,300	$ 12,174
Adjusted return on average assets					
Adjusted net income available to common shareholders	$ 3,961	$ 3,754	$ 3,518	$ 987	$ 593
Divided by average assets	1,967,736	1,978,144	2,020,662	1,112,923	1,127,031
Multiplied by annualization factor	4.01	4.06	3.98	3.98	4.02
Adjusted return on average assets	0.81%	0.77%	0.69%	0.35%	0.21%
Return on average assets	0.72%	0.65%	0.25%	0.22%	0.24%

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, adjusted net income available to common shareholders, adjusted net interest margin, adjusted noninterest income, adjusted noninterest expenses, adjusted total revenues, adjusted allowance for loan losses, adjusted net charge-offs/ recoveries, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this presentation, are non-GAAP financial measures. Management uses (i) tangible assets, tangible common equity and tangible book value (which exclude goodwill and other intangibles from equity and assets), and related ratios, to evaluate the adequacy of shareholders' equity and to facilitate comparisons with peers; (ii) adjusted allowance for loan losses (which includes net FMV adjustments related to acquired loans) and adjusted net charge-offs/ recoveries (which exclude the impact of acquisition accounting related to PCI loans) to evaluate both its asset quality and asset quality trends, and to facilitate comparisons with peers; and (iii) adjusted net income, adjusted noninterest income, adjusted noninterest expenses and adjusted total revenues (which exclude merger-related expenses and gain on sale of securities, as applicable), and adjusted net interest margin (which excludes accelerated mark accretion), and adjusted return on average assets and adjusted return on average equity (which excludes merger-related expenses and gain on sale of securities) to evaluate core earnings and to facilitate comparisons with peers.

Appendix:

Reconciliation of Non-GAAP Measures (continued)

PARK STERLING

PARK STERLING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands, except per share amounts)
(three month and period end results unless otherwise stated)

	June 30, 2013 (Unaudited)	March 31, 2013 (Unaudited)	December 31, 2012 (Unaudited)	September 30, 2012 (Unaudited)	June 30, 2012 (Unaudited)
Adjusted return on average equity					
Adjusted net income available to common shareholders	$ 3,961	$ 3,754	$ 3,518	$ 987	$ 593
Divided by: average common equity	261,511	258,234	257,335	196,013	194,345
Multiplied by: annualization factor	4.01	4.06	3.98	3.98	4.02
Adjusted return on average equity	6.07%	5.90%	5.44%	2.00%	1.23%
Return on average equity	5.38%	5.01%	1.96%	1.26%	1.40%
Tangible common equity to tangible assets					
Total assets	$ 1,972,923	$ 1,983,571	$ 2,032,508	$ 1,110,188	$ 1,119,119
Less: intangible assets	(33,860)	(34,118)	(34,375)	(4,337)	(4,439)
Tangible assets	$ 1,939,063	$ 1,949,453	$ 1,998,133	$ 1,105,851	$ 1,114,680
Total common equity	$ 256,557	$ 258,485	$ 255,202	$ 195,804	$ 194,186
Less: intangible assets	(33,860)	(34,118)	(34,375)	(4,337)	(4,439)
Tangible common equity	$ 222,697	$ 224,367	$ 220,827	$ 191,467	$ 189,747
Tangible common equity	$ 222,697	$ 224,367	$ 220,827	$ 191,467	$ 189,747
Divided by: tangible assets	$ 1,939,063	$ 1,949,453	$ 1,998,419	$ 1,105,851	$ 1,114,680
Tangible common equity to tangible assets	11.48%	11.51%	11.05%	17.31%	17.02%
Tangible book value per share					
Issued and outstanding shares	44,700,805	44,648,165	44,575,853	32,706,627	32,706,627
Deduct: nondilutive restricted stock awards	(551,400)	(568,260)	(568,260)	(568,260)	(568,260)
Period end dilutive shares	44,149,405	44,079,905	44,007,593	32,138,367	32,138,367
Tangible common equity	$ 222,697	$ 224,367	$ 222,269	$ 191,467	$ 189,747
Divided by: period end dilutive shares	44,149,405	44,079,905	44,027,233	32,138,367	32,138,367
Tangible common book value per share	$ 5.04	$ 5.09	$ 5.05	$ 5.96	$ 5.90
Adjusted allowance for loan losses					
Allowance for loan losses	$ 10,847	$ 10,749	$ 10,591	$ 9,207	$ 9,431
Plus: acquisition accounting FMV adjustments to acquired loans	44,179	49,633	53,719	21,512	24,264
Adjusted allowance for loan losses	$ 55,026	$ 60,382	$ 64,310	$ 30,719	$ 33,695
Divided by: total loans (excluding LHFS)	$ 1,304,659	$ 1,329,749	$ 1,356,833	$ 708,283	$ 712,506
Adjusted allowance for loan losses to total loans	4.22%	4.54%	4.74%	4.34%	4.73%

Special Note

As contemplated during the 2010 public offering, Park Sterling awarded certain performance-based restricted shares to officers and directors following formation of the bank holding company. These 515,400 shares as of June 30, 2013 (568,260 shares in prior quarters; decrease a result of 16,860 shares forfeited in the second quarter of 2013) vest one-third each when the Company's stock price per share reaches the following performance thresholds for 30 consecutive trading days: (i) 125% of offer price ($8.13); (ii) 140% of offer price ($9.10); and (iii) 160% of offer price ($10.40). These anti-dilutive restricted shares are issued (and thereby have voting rights), but are not included in EPS or TBV per share calculations until they vest (and thereby have economic rights).

Peer Group

PARKSTERLING

- The peer institutions listed below have been selected based on the following criteria:
  - Publicly traded depository on a major exchange
  - Generally headquartered in the Carolinas, Virginia or Georgia
  - Total assets between $1 billion and $10 billion
  - Material presence in Park Sterling's current operating markets (generally, based on branch presence)

	Institution Name	Ticker	Exchange	State	City	Total Assets 2013Q1 ($ in thousands)	Market Capitalization* ($ in millions)
1	American National Bankshares Inc.	AMNB	NASDAQ	VA	Danville	1,294,063	193.7
2	Ameris Bancorp	ABCB	NASDAQ	GA	Moultrie	2,861,651	440.4
3	BNC Bancorp	BNCN	NASDAQ	NC	High Point	2,929,191	374.8
4	Capital Bank Financial Corporation	CBF	NASDAQ	FL	Coral Gables	7,083,880	1,093.9
5	Crescent Financial Bancshares, Inc.	CRFN	NASDAQ	NC	Raleigh	1,116,042	213.2
6	First Bancorp	FBNC	NASDAQ	NC	Troy	3,280,945	299.8
7	First Community Bancshares, Inc.	FCBC	NASDAQ	VA	Bluefield	2,720,291	347.3
8	First Financial Holdings, Inc.	FFCH	NASDAQ	SC	Charleston	3,216,647	384.4
9	FNB United Corp.	COB	NASDAQ	NC	Asheboro	2,093,311	190.2
10	NewBridge Bancorp	NBBC	NASDAQ	NC	Greensboro	1,712,079	237.5
11	Palmetto Bancshares, Inc.	PLMT	NASDAQ	SC	Greenville	1,099,291	175.5
12	**Park Sterling Corporation**	**PSTB**	**NASDAQ**	**NC**	**Charlotte**	**1,983,571**	**274.6**
13	Peoples Bancorp of North Carolina, Inc.	PEBK	NASDAQ	NC	Newton	1,018,280	77.2
14	SCBT Financial Corporation	SCBT	NASDAQ	SC	Columbia	5,141,929	934.9
15	TowneBank	TOWN	NASDAQ	VA	Portsmouth	4,375,164	536.8
16	United Community Banks, Inc.	UCBI	NASDAQ	GA	Blairsville	6,849,368	806.5
17	Yadkin Valley Financial Corporation	YDKN	NASDAQ	NC	Elkin	1,846,592	231.9

** Market capitalization shown as of July 22, 2013.*

Source: SNL